Exhibit 99.1

New York REIT Closes on Previously Announced Sale of 48.7% Interest in Worldwide Plaza to a Joint Venture Managed by SL Green and RXR Realty

Transaction Values Worldwide Plaza at $1.725 Billion

Worldwide Plaza Closes on $1.2 Billion Debt Refinancing

SL Green and RXR Realty to Serve as Exclusive Property Manager and Leasing Agent

New York, New York – October 18, 2017– New York REIT, Inc. (NYSE: NYRT) (the “Company” or “NYRT”), which is liquidating and winding down pursuant to a plan of liquidation, announced today that it has closed on the previously announced sale of a 48.7% interest in Worldwide Plaza to a joint venture managed by SL Green Realty Corp. and RXR Realty LLC based on the agreed upon value of the property of $1.725 billion. In conjunction with the equity sale, there was a concurrent $1.2 billion refinancing of the existing Worldwide Plaza debt. NYRT received cash at closing of approximately $355 million from the sale and excess proceeds from the refinancing, which is net of certain closing costs, including $109.0 million of defeasance and prepayment costs, and a $90.7 million capital reserve.

The new debt on Worldwide Plaza bears interest at a blended rate of approximately 3.98% per annum, requires monthly payments of interest only and matures in November 2027.

Worldwide Plaza is a mixed use building located on Eighth Avenue between 49th and 50th Streets in Manhattan containing approximately 2.05 million rentable square feet including approximately 1.8 million rentable square feet of office space.

Additional Information

Further details surrounding the sale of the membership interest and the financing of Worldwide Plaza will be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

About NYRT

NYRT is a publicly traded real estate investment trust listed on the NYSE that owns income-producing commercial real estate, including office and retail properties, located in New York City. NYRT’s shareholders recently adopted a plan of liquidation pursuant to which NYRT is liquidating and winding down and, in connection therewith, is seeking to sell its assets in an orderly fashion to maximize shareholder value. For more information, please visit our website at www.nyrt.com.

Forward-Looking Statements

The statements in this release that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to factors included in the Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 1, 2017 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the SEC on August 8, 2017, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media:	Investor Relations:
Jonathan Keehner	Wendy Silverstein, Chief Executive Officer
Mahmoud Siddig	New York REIT, Inc.
Joele Frank, Wilkinson Brimmer Katcher	wsilverstein@nyrt.com
jkeehner@joelefrank.com	(617) 570-4750
msiddig@joelefrank.com
(212) 355-4449	John Garilli, Chief Financial Officer
New York REIT, Inc.
jgarilli@nyrt.com
(617) 570-4750